Exhibit 99.1

PATENT PROPERTIES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Company Reports $2.8 Million of Revenue in the Fourth Quarter

Stamford, CT – March 11, 2015 – Patent Properties, Inc. (OTCQB: PPRO) (“Patent Properties” or the “Company”), an intellectual property company that recently launched The United States Patent UtilityTM (the “Patent Utility”), its Big Data-driven subscription service that makes the economic benefits of America’s patent database available to companies of all sizes – without involving the court system, today announced fourth quarter 2014 and full year 2014 results.

Fourth Quarter 2014 Highlights

•	For the three months ended December 31, 2014, the Company recorded $2.8 million of revenue in connection with licensing fees.
•	Net loss for the fourth quarter 2014 was $1.5 million, or $0.07 per share, compared to net loss of $5.7 million, or $0.29 per share in the prior-year period.
•	As of December 31, 2014, Patent Properties had $15.4 million in cash and no outstanding debt on its consolidated balance sheet.
•	For the full year 2014, the licensing and enforcement division of the Company filed 15 new patent infringement cases.

Subsequent Events

•	In January 2015, officially launched The United States Patent UtilityTM. A partial list of initial participants includes Microsoft Corporation, Harman International Industries, H.H. Brown Shoe Company, AT Cross Company, EdisonNation and Goodway Technologies.
•	In March 2015, the Company entered into an agreement with one of the largest patent owners in the world to list several thousand of its patents with the Patent Utility.

“2014 was a year of development for Patent Properties, and we expect 2015 to be a year of growth for our Company,” said Jonathan Ellenthal, Vice Chairman and Chief Executive Officer of Patent Properties. “We have done the demanding legwork necessary to launch the Patent Utility, and we are proud of the product that we presented to the public in January. Further, we are gratified by the very positive early response we’ve received from prospective customers, and our focus now is on converting the initial interest into paid subscriptions. We have a sales and marketing plan underway and additional resources seeking channel partnerships. As a reminder, we are in the early stages of the Patent Utility, and as we move forward with this new product, we will provide additional transparency into the financial and operating performance of the Patent Utility. Most importantly, the Patent Utility is built in concert with Patent Properties’ long-term interests – to provide us with stable and predictable recurring revenue to more than balance fluctuations typical in our patent enforcement division.”

“We are very excited to be in the early post-launch days of the Patent Utility,” said Jay Walker, Executive Chairman of Patent Properties. “Although there is a great deal to learn about the most effective paths to market, we are bullish about our prospects to build a very valuable company. We know it all begins by solving a real problem experienced by a lot of businesses and, based on early feedback, we are confident we are delivering a solution businesses want and need.”

Fourth Quarter 2014 Results

For the fourth quarter ended December 31, 2014, Patent Properties reported revenue of $2.8 million generated by licensing fees versus revenue of $12,000 in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period. Although revenues from one or more of the Company’s patents or patent families may be significant in a specific reporting period, Patent Properties believes that none of its patents or patent families are individually significant to its licensing and enforcement business as a whole.

Total operating expenses for the fourth quarter 2014 were $3.5 million versus $5.8 million in the prior-year period, primarily due to a $3.0 million decrease in professional fees primarily incurred in the prior-year period related to fees paid for legal, accounting and advisory services in connection with the Company’s merger. The lower professional fees were partially offset by increased other legal and consulting fees of $0.6 million attributable in part to the number of active patent infringement and licensing cases as well as the mix of the arrangements with legal counsel (hourly fees compared to contingent fee arrangements), increased general and administrative expenses of $0.2 million which relates to increased software costs incurred in connection with the development of the Patent Utility.

Net loss for the fourth quarter of 2014 was $1.5 million compared to net loss of $5.7 million in the prior-year period. Net loss per common share for the fourth quarter of 2014 was $0.07 compared to net loss per common share of $0.29 in the prior-year period.

Liquidity and Capital Resources

As of December 31, 2014, Patent Properties had $15.4 million in cash and no outstanding debt on its consolidated balance sheet.

Conference Call Information

Patent Properties will host a conference call and live webcast to discuss fourth quarter 2014 results today at 8:30 AM Eastern time.

The conference call can be accessed over the phone by dialing 1-877-407-3982 or for international callers by dialing 1-201-493-6780; please dial-in 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 13593681. The replay will be available until Wednesday, March 18, 2015.

In order to access the live webcast, please go to the Investor Relations section of Patent Properties’ website at http://www.patentproperties.com and click on the available webcast link. A replay will be available shortly after the original webcast.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Patent Properties, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form-10K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Patent Properties, Inc.

Patent Properties (OTCQB: PPRO) developed and recently introduced The United States Patent Utility™, a subscription-based service that uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database, with businesses that can put them into commercial uses that help them compete and grow. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.patentproperties.com.  Additional information regarding The United States Patent Utility™ can be found at www.uspatentutility.com.

Follow The U.S. Patent Utility on Twitter at @USPatentUtility and on LinkedIn here.

Investor Contact for Patent Properties, Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Full Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Licensing fees	$2,836	$12	$2,948	$2,092

Total revenues	2,836	12	2,948	2,092

Legal and consulting contingency fees	847	(51)	882	752

Net revenue	1,989	63	2,066	1,340

Operating expenses:
Other legal and consulting fees	850	294	2,342	1,563
Patent prosecution and maintenance fees	167	379	993	1,000
Compensation and benefits	1,234	1,161	6,357	3,213
Professional fees	497	3,508	5,724	9,383
Marketing	105	--	279	--
General and administrative	646	424	2,056	563

Total operating expenses	3,499	5,766	17,751	15,722

Operating net loss	(1,510)	(5,703)	(15,685)	(14,382)

Other income:
Other income	32	--	32	--
Interest income	6	13	35	13

Net loss	$(1,472)	$(5,690)	$(15,618)	$(14,369)

Net loss per common share:
Basic and diluted	$(0.07)	$(0.29)	$(0.75)	$(1.29)

Weighted average common shares outstanding:
Basic and diluted	21,135	19,690	20,834	11,126

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash	$15,407	$24,703
Other receivable	22	12
Prepaid and other current assets	455	525
Total current assets	15,884	25,240

Property and equipment, net	29	--

Other Assets:
Investments, at cost	250	250

TOTAL ASSETS	$16,163	$25,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,190	$634
Accrued expenses	711	703
Deferred software costs	151	--
Deferred revenue	14	--
Total current liabilities	2,066	1,337

Deferred revenue – long term portion	58	--

TOTAL LIABILITIES	2,124	1,337

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of December 31, 2014 and 2013, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	42,902	37,398
Accumulated deficit	(28,059)	(12,441)
TOTAL STOCKHOLDERS’ EQUITY	14,039	24,153

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,163	$25,490

INFORMATION ABOUT PRO FORMA FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement Patent Properties’ consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) pro forma net income and (2) pro forma Earnings Per Share (“EPS”), that are considered pro forma financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a pro forma financial measure is a numerical measure of a company’s historical or future performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this pro forma financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Patent Properties uses these pro forma financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Management believes that these pro forma financial measures provide meaningful supplemental information regarding the performance of Patent Properties’ core business by excluding non-cash stock compensation charges and fees related to the reverse merger (i.e., legal, auditing, accounting and investor relations fees), that may not be indicative of its recurring core business operating results. These pro forma financial measures also facilitate management’s internal planning and comparisons to Patent Properties’ historical performance and liquidity. Patent Properties believes these pro forma financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by the Company institutional investors and the analyst community to help them analyze the performance and operational results of its core business.

Pro forma Net income and EPS.  Patent Properties defines pro forma net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and merger-related fees. Pro forma EPS is defined as pro forma net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a pro forma financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between the Company’s recurring core business operating results and those of other companies, as well as providing management with a critical tool for financial and operational decision making and for evaluating its own period-to-period recurring core business operating results.

Due to the non-recurring nature of the merger-related fees, management believes that providing a pro forma financial measure that excludes merger-related fees allows investors to make meaningful comparisons between the Company’s recurring core business operating results and those of other companies, and also provides management with a useful tool for financial and operational decision making and for evaluating its own period-to-period recurring core business operating results.

There are a number of limitations related to the use of pro forma net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, pro forma net income excludes significant non-cash stock compensation charges, some of which are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from pro forma net income and EPS and evaluating pro forma net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table below provides a reconciliation of the pro forma financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP net loss	$(1,472)	$(5,690)	$(15,618)	$(14,369)

Non-cash stock based compensation	531	2,995	5,424	8,392

Merger Related Costs	--	155	--	912

Non-GAAP net loss	$(941)	$(2,540)	$(10,194)	$(5,065)

Pro forma non-GAAP net loss per common share:
Basic	$(0.04)	$(0.13)	$(0.49)	$(0.46)
Diluted	$(0.04)	$(0.13)	$(0.49)	$(0.46)

Weighted average common shares outstanding:
Basic and Diluted	21,135	19,690	20,834	11,126